UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 21, 2004

BANK ONE AUTO SECURITIZATION TRUST 2003-1

(Exact name of registrant as specified in its charter)

Delaware	333-107580	Not Available
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

C/O Wilmington Trust Company Rodney Square North, 1100 North Market Street, Wilmington, Delaware	19890-1600

(Address of principal executive offices)	(Zip Code)

(302) 282-1039
Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 5.	Other Events

For the monthly reporting period for May 2004, recovery amounts and associated net loss activity were misreported. Neither cash distributions to security holders nor the timing thereof were affected. The following table shows the previously reported amounts and the corrected amounts for the period.

Net Loss Activity:

	May, 2004
	As Reported	Restated
Principal Losses for Current Collection Period	285,478.24	285,478.24
Less: Recoveries from Prior Months Charge offs	157,658.44	31,814.09
Net Principal Losses for Current Collection Period	127,819.80	253,664.15
Monthly Net Loss Rate (Annualized)	0.2707%	0.5373%

Beginning Net Principal Losses	1,133,477.29	1,361,244.25
Net Principal Losses for Current Collection Period	127,819.80	253,664.15
Cumulative Net Principal Losses	1,261,297.09	1,614,908.40
Cumulative Net Principal Loss Rate	0.1720%	0.2203%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Servicer on behalf of the Trust

By:	/s/ Philip C. McNiel
	Name:	Philip C. McNiel
	Title:	Vice President

Date: August 2, 2004